BY - LAWS

OF

CTI INDUSTRIES CORPORATION

ARTICLE I - OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at 401 S. LaSalle Street, Suite 1302, Chicago, Illinois 60605.

Section 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Illinois, at such place or places as the Board of Directors may from time to time appoint or the business of corporation may require.

ARTICLE II - MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of meeting, shall be held at such place, either within or without the State of Illinois, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Illinois on the 2nd Friday in June at 10:00 a.m.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting.

SECTION 3. VOTING. Each Stockholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.` Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Illinois.

SECTION 4. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the corporation may fix in advance a record date which shall not be more than sixty days and, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

SECTION 5. QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time for a period not to exceed thirty days from the originally scheduled date of the meeting, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president and shall be called by the president or secretary at a request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

SECTION 7. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at this address as it appears on the records of the corporation, not less than ten or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at this address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the

adjourned meeting of the time and place thereof are announced at the meeting at which the adjournment is taken.

Whenever any notice whatever is required to be given under the provision of any law, or under the provisions of the Articles of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

SECTION 8. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

ARTICLE III - DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be five (5). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of such regular meeting shall not be required.

SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or any two directors and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived, by mailing written notice not less than three days before the meeting or, by telegraphing the same not less than 18 hours before the meeting, to each director at his business address. If mailed, such notice shall be deemed to be delivered, when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waive of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

SECTION 4. QUORUM. At any meeting of the Board of Directors not less than four shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a

majority of these present may adjourn the meeting to another place, date or time without further notice or waiver thereof.

SECTION 5. PARTICIPATION AND MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enable all persons participating in a meeting to hear each other. Such participation shall constitute presence in person at such meeting for all purposes.

SECTION 6. CONDUCT OF BUSINESS. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided herein or provided by law; provided, however, that the following actions shall require the affirmative vote or consent of four directors (i) any amendment to these by-laws, (ii) any change in the person appointed as, or the compensation, authority or position of, the Chief Executive Officer or the President, (iii) the issuance by the Corporation of any securities or (iv) the approval or recommendation to shareholders of any amendment to the Articles of Incorporation of the Corporation. At any meeting of the Board of Directors, business shall be transacted in such order and manner it as the board may, from time to time determine.

SECTION 7. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 8. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 9. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for this purpose, or by written consent as provided by law, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, or by written consent as provided by law, by the affirmative vote of a majority in interest of the stockholders entitled to vote; provided, however, that any director elected by the vote of holder of Class B Stock may be removed by the affirmative vote of the holders of two-thirds of the outstanding Class B and any vacancy created by the removal of such a director may be filled by the affirmative vote of the holders of the outstanding Class B Stock.

SECTION 10. INCREASE OF NUMBER. The number of directors may be increased or decreased by amendment of these By-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the

stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as member of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV - OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers at it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief execute officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation.

Except as limited or authorized in some other manner by the Board of Directors, he shall have power to bind the corporation and to sign all contracts and other instruments of the corporation. He shall have general supervision and direction of all of the officers and agents of the corporation and, except as provided by law, in these By-Laws or by resolution of the Board of Directors, he shall appoint and remove, employ and discharge, prescribe the duties and fix the compensation of all employees or agents of the Corporation.

SECTION 4. PRESIDENT. The President shall be the chief operating officer of the corporation and shall have the general powers and duties to perform or supervise all matters covering the operation of the corporation's business and shall have such other powers and duties as may be designated by the Board of Directors from time to time. Except as limited by the Board of Directors, he shall have authority and power to bind the Corporation and sign contracts and other instruments for the Corporation. He shall preside over the day to day activities of the corporation and shall have general supervision, direction and control for the business of the corporation. In the absence or disability of the Chief Executive Officer, he shall perform the duties and have the powers of the Chief Executive Officer.

SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of al his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 7. SECRETARY. The Secretary shall give, or cause to be given notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented form receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V - SHARES OF CAPITAL STOCK

SECTION 1 Certificates for Shares. Certificates representing shares of the corporation shall be signed by the president or a vice-president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law. The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regard the corporation.

SECTION 2 Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

SECTION 3 Transfers of Shares. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

SECTION 4 Dividends. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

SECTION 5 Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VI - FISCAL YEAR

SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

ARTICLE VII - NOTICES

SECTION 1. NOTICES. Whenever notice is required to be give to any stockholder, directors, officer or agent, such requirement shall not be construed to mean personal notice. Such notice may in any instance be effectively give by depositing a writing in a post office or letter box in a prepaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, directors, officer or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatch shall be the time of the given of the notice.

SECTION 2. WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, directors, officer or agent. Neither the business nor the purpose of any meeting need to be specified in such a waiver.

ARTICLE VIII - AMENDMENTS

Subject to the provisions of the Restated Articles of Incorporation under which the power to alter, amend or modify these By-Laws is restricted to the holders of Preferred Stock, these By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

ARTICLE IX

INDEMNIFICATION OF OFFICERS DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1 Power to Hold Harmless. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

SECTION 2 Power to Indemnify Litigant. The corporation shall have power to indemnify any person who was or is a party is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, of is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

SECTION 3 Reimbursement Authorized. To the extent that a director, officer, employee, or agent of a corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to Sections 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 4 Determination if Reimbursement is Proper. Any indemnification under Sections 1 and 2 above (unless ordered by court) shall be made by the corporation only as

authorized in the specific case, upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 above. Such determination shall be made:

(a) by the board of directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) if such a quorum is not obtainable, or, event if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) by the shareholders.

SECTION 5 Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

SECTION 6 Non-Exclusivity. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7 Right to Acquire Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

SECTION 8 Notice of Shareholders. If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

SECTION 9 "Corporation"; Definition. For purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to

indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

SECTION 10 Miscellaneous Definitions. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.